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77I.   Terms of new or amended securities

a)  N

b)  Small Cap Growth, a new series of the Registrant, began offering the Investor, Institutional, A, B, C and R classes during the period.  The following describes the new classes of the fund, as called for by the applicable registration statement item:

Each of the funds is a series of shares issued by the corporation, and shares of each fund have equal voting rights. In addition, each series (or fund) may be divided into separate classes. Additional funds and classes may be added without a shareholder vote.  Each fund votes separately on matters affecting that fund exclusively.
Voting rights are not cumulative, so investors holding more than 50% of the corporation's (all funds')
outstanding shares may be able to elect a Board of Directors. The corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all the corporation's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series. Shareholder rights are the same for all series of securities unless otherwise stated. Within their respective series, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund.

To open an account, the minimum initial investment amounts are $2,000 for a Coverdell Education Savings Account
(CESA), and $2,500 for all other accounts.

The fund's A, B, C and R Classes are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through financial intermediaries that provide various administrative and distribution services.

The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the fund's minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.  The minimum initial investment amount is $5 million
($3 million for endowments and foundations) per fund. If a shareholder invests with us through a financial intermediary, this requirement may be met if the financial intermediary aggregates the shareholder's investments with those of other clients into a single group, or omnibus, account that meets the minimum. The minimum investment requirement may be waived if the shareholder, or the shareholder's financial intermediary, if investing through an omnibus account, has an aggregate investment in our family of funds of $10 million or more
($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.

A shareholder selling B or C Class or, in certain cases, A Class shares within a certain time after their purchase, will pay a sales charge the amount of which is contingent upon the amount of time the shares have been held.  Redemption proceeds are calculated using the net asset value (NAV) next determined after a transaction request is received in good order.  However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time a shareholder makes an investment with American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless satisfactory proof is provided that the purchase funds have cleared. Investments by wire generally require only a one-day holding period. If a shareholder changes his address, American Century may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If a shareholder changes bank information, American Century may impose a 15-day holding period before proceeds are transferred or wired to the shareholders bank.  If a shareholder requests redemptions by wire, $10 will be deducted from the amount redeemed. Personal banks also may charge a fee. In addition, American Century reserves the right to honor certain redemptions with securities, rather than cash.

A Class shares are sold at their offering price, which is net asset value plus an initial sales charge. This sales charge varies depending on the amount of the shareholder's  investment, and is deducted from his purchase before it is invested.  There is no front-end sales charge for purchases of $1,000,000 or more, but if shares are redeemed within one year of purchase, the shareholder will pay a 1.00% deferred sales charge, subject to exceptions. No sales charge applies to reinvested dividends.  A shareholder may qualify for a reduction or waiver of certain sales charges, but the shareholder or his financial professional must provide certain information, including the account numbers of any accounts to be aggregated, to American Century at the time of purchase in order to take advantage of such reduction or waiver. A shareholder and his immediate family (spouse and children under the age of 21) may combine investments to reduce his A Class sales charge in the following ways:

Investments may be aggregated at each account's current market value if made for a personal account(s) and/or certain other accounts, such as:
* Certain trust accounts
* Solely controlled business accounts
* Single-participant retirement plans
* Endowments or foundations established and controlled by you or an immediate family member

For purposes of aggregation, only investments made through individual-level accounts, rather than accounts aggregated at the intermediary level, may be included.  A shareholder may combine simultaneous purchases in A, B or C Class shares of any two or more American Century Advisor Funds (funds that offer A, B and C Class shares) to qualify for a reduced A Class sales charge.  A shareholder may take into account the current value of his existing holdings in A, B or C Class shares of any American Century Advisor Fund to determine his A Class sales charge.  A Letter of Intent allows the shareholder to combine all non-money market fund purchases of all A, B and
C Class shares he intends to make over a 13-month period to determine the applicable sales charge. Such purchases will be valued at their historical cost for this purpose. Upon request, purchases made during the previous 90 days may be included; however, capital appreciation, capital gains and reinvested dividends do not apply toward these combined purchases. A portion of the shareholder's account will be held in escrow to cover additional A
Class sales charges that will be due if the total investments over the 13-month period do not qualify for the applicable sales charge reduction.

The sales charge on A Class shares may be waived for:
* Purchases by registered representatives and other employees of certain financial intermediaries (and their immediate family members) having selling agreements with the advisor or distributor
* Wrap accounts maintained for clients of certain financial intermediaries who have entered into selling agreements with American Century
* Present or former officers, directors and employees (and their families) of American Century
* Qualified retirement plan purchases
* IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan
* Certain other investors as deemed appropriate by American Century

B Class shares are sold at their net asset value without an initial sales charge. For sales of B Class shares, the amount paid to each shareholder's financial professional is 4.00% of the amount invested. If a shareholder redeems his shares within six years of purchase date, he will pay a contingent deferred sales charge (CDSC) as set forth below. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to the shareholder's financial professional. There is no CDSC on shares acquired through reinvestment of dividends or capital gains.  B Class shares (which carry a 1.00% 12b-1 fee) will automatically convert to A Class shares (which carry a 0.25% 12b-1 fee) in the month of the eight-year anniversary of the purchase date.

C Class shares are sold at their net asset value without an initial sales charge. For sales of C Class shares, the amount paid to the shareholder's financial professional is 1.00% of the amount invested. If a shareholder redeems his shares within 12 months of purchase, he will pay a CDSC of 1.00% of the original purchase price or the current market value at redemption, whichever is less. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to the shareholder's financial professional.
The CDSC will not be charged on shares acquired through reinvestment of dividends or distributions or increases in the net asset value of shares.  To minimize the amount of the CDSC paid when shares are redeemed, the fund will first redeem shares acquired through reinvested dividends and capital gain distributions, which are not subject to a CDSC. Shares that have been in a shareholder's account long enough that they are not subject to a
CDSC are redeemed next. For any remaining redemption amount, shares will be sold in the order they were purchased
(earliest to latest).

Any applicable CDSC may be waived in the following cases:
* redemptions through systematic withdrawal plans not exceeding annually:
* 12% of the lesser of the original purchase cost or current market value for A Class shares
* 12% of the original purchase cost for B Class shares
* 12% of the lesser of the original purchase cost or current market value for C Class shares
* distributions from IRAs due to attainment of age 59-1/2 for A Class shares and for C Class shares
* required minimum distributions from retirement accounts upon reaching age 70-1/2
* tax-free returns of excess contributions to IRAs
* redemptions due to death or post-purchase disability
* exchanges, unless the shares acquired by exchange are redeemed within the original CDSC period
* IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan, for A Class shares only
* if no broker was compensated for the sale

Within 90 days of a redemption of any A or B Class shares, a shareholder may reinvest all of the redemption proceeds in A Class shares of any American Century Advisor Fund at the then-current net asset value without paying an initial sales charge.  Any CDSC  paid on an A Class redemption that a shareholder is reinvesting will be credited to his account. A shareholder or his financial professional must notify the fund's transfer agent in writing at the time of the reinvestment to take advantage of this privilege, and it may used only once.

A shareholder may exchange shares of the fund for shares of the same class of another American Century Advisor
Fund without a sales charge if the following criteria is met:
* The exchange is for a minimum of $100
* For an exchange that opens a new account, the amount of the exchange must meet or exceed the minimum account size requirement for the fund receiving the exchange

For purposes of computing any applicable CDSC on shares that have been exchanged, the holding period will begin as of the date of purchase of the original fund owned. Exchanges from a money market fund are subject to a sales charge on the fund being purchased, unless the money market fund shares were acquired by exchange from a fund with a sales charge or by reinvestment of dividends or capital gains distributions.

A shareholder may exchange C Class shares of a fund for C Class shares of any other American Century fund. A shareholder may not exchange from the C Class to any other class.  American Century will not charge a Contingent
Deferred Sales Charge (CDSC) on the shares exchanged, regardless of the length of time owned. When a shareholder redeems shares that have been exchanged, the CDSC will be based on the date the shareholder purchased the original shares.

If, during any 90-day period, a shareholder redeems fund shares worth more than $250,000 (or 1% of the value of a fund's assets if that amount is less than $250,000), American Century reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The portfolio managers would select these securities from the fund's portfolio.

American Century will value these securities in the same manner as computing the fund's net asset value. American
Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, the shareholder may have to pay brokerage or other transaction costs to convert the securities to cash.

If a shareholder's redemption would exceed this limit, and in order to avoid being paid in securities, the shareholder must provide an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on a fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and give him 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the address of record.  A shareholder may incur tax liability as a result of the redemption. American
Century reserves the right to convert Institutional Class shares to Investor Class shares of the same fund. The
Investor Class shares have a unified management fee that is 0.20% higher than the Institutional Class. A, B, and
C Class shares redeemed in this manner may be subject to a sales charge if held less than the applicable time period. The shareholder also may incur tax liability as a result of the redemption.

A signature guarantee - which is different from a notarized signature - is a warranty that the signature presented is genuine. American Century may require a signature guarantee for the following transactions.
* A shareholder has chosen to conduct business in writing only and would like to redeem over $100,000.
* A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners.
* A shareholder's redemption proceeds or distribution amount is sent by EFT (ACH or wire) to a destination other than your personal bank account.
* A shareholder is  transferring ownership of an account over $100,000.
* A shareholder changes his address and requests a redemption over $100,000 within 15 days.
* A shareholder changes his bank information and requests a redemption within 15 days.
American Century reserves the right to require a signature guarantee for other transactions, at its discretion.

Investment instructions are irrevocable. That means that once a shareholder has mailed or otherwise transmitted his investment instruction, it cannot be modified or cancelled. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange).
Additionally, American Century may refuse a purchase if American Century deems it is of a size that would disrupt the management of a fund.

A shareholder's ability to purchase, exchange, redeem and transfer shares will be affected by the policies of the financial intermediary through which he does business.
Some policy differences may include
* minimum investment requirements
* exchange policies
* fund choices
* cutoff time for investments
* trading restrictions

In addition, a financial intermediary may charge a transaction fee for the purchase or sale of fund shares. Those charges are retained by the financial intermediary and are not shared with American Century or the fund.

The fund has authorized certain financial intermediaries to accept orders on the fund's behalf. American Century has selling agreements with these financial intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the financial intermediary on the fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to American Century and paid for in accordance with the selling agreement, they will be priced at the net asset value next determined after the shareholder's request is received by the financial intermediary.

American Century reserves the right to change any stated investment requirement, including those that relate to purchases, exchanges and redemptions. American Century  also may alter, add or discontinue any service or privilege. Changes may affect all investors or only those in certain classes or groups. In addition, from time to time American Century may waive a policy on a case-by-case basis, as the advisor deems appropriate.



ACMF Mid Cap Growth 04/30/2006 NSAR filing

77I.   Terms of new or amended securities

a)  N

b)  Mid Cap Growth, a new series of the Registrant, began offering the Investor, Institutional, A, B, C and R classes during the period.  The following describes the new classes of the fund, as called for by the applicable registration statement item:

Each of the funds is a series of shares issued by the corporation, and shares of each fund have equal voting rights. In addition, each series (or fund) may be divided into separate classes. Additional funds and classes may be added without a shareholder vote.  Each fund votes separately on matters affecting that fund exclusively.
Voting rights are not cumulative, so investors holding more than 50% of the corporation's (all funds')
outstanding shares may be able to elect a Board of Directors. The corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all the corporation's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series. Shareholder rights are the same for all series of securities unless otherwise stated. Within their respective series, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund.

To open an account, the minimum initial investment amounts are $2,000 for a Coverdell Education Savings Account
(CESA), and $2,500 for all other accounts.

The fund's A, B, C and R Classes are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through financial intermediaries that provide various administrative and distribution services.

The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the fund's minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.  The minimum initial investment amount is $5 million
($3 million for endowments and foundations) per fund. If a shareholder invests with American Century through a financial intermediary, this requirement may be met if his financial intermediary aggregates the shareholder's investments with those of other clients into a single group, or omnibus, account that meets the minimum. The minimum investment requirement may be waived if the shareholder, or the shareholder's financial intermediary, is investing through an omnibus account or has an aggregate investment in our family of funds of $10 million or more
($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.

A shareholder selling B or C Class or, in certain cases, A Class shares within a certain time after their purchase, will pay a sales charge the amount of which is contingent upon the amount of time the shares have been held.  Redemption proceeds are calculated using the net asset value (NAV) next determined after a transaction request is received in good order.  However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time a shareholder makes an investment with American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless satisfactory proof is provided that the purchase funds have cleared. Investments by wire generally require only a one-day holding period. If a shareholder changes his address, American Century may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If a shareholder changes bank information, American Century may impose a 15-day holding period before proceeds are transferred or wired to the shareholders bank.  If a shareholder requests redemptions by wire, $10 will be deducted from the amount redeemed. Personal banks also may charge a fee. In addition, American Century reserves the right to honor certain redemptions with securities, rather than cash.

A Class shares are sold at their offering price, which is net asset value plus an initial sales charge. This sales charge varies depending on the amount of the shareholder's  investment, and is deducted from his purchase before it is invested.  There is no front-end sales charge for purchases of $1,000,000 or more, but if shares are redeemed within one year of purchase, the shareholder will pay a 1.00% deferred sales charge, subject to exceptions. No sales charge applies to reinvested dividends.  A shareholder may qualify for a reduction or waiver of certain sales charges, but the shareholder or his financial professional must provide certain information, including the account numbers of any accounts to be aggregated, to American Century at the time of purchase in order to take advantage of such reduction or waiver. A shareholder and his immediate family (spouse and children under the age of 21) may combine investments to reduce his A Class sales charge in the following ways:

Investments may be aggregated at each account's current market value if made for a personal account(s) and/or certain other accounts, such as:
* Certain trust accounts
* Solely controlled business accounts
* Single-participant retirement plans
* Endowments or foundations established and controlled by you or an immediate family member

For purposes of aggregation, only investments made through individual-level accounts, rather than accounts aggregated at the intermediary level, may be included.  A shareholder may combine simultaneous purchases in A, B or C Class shares of any two or more American Century Advisor Funds (funds that offer A, B and C Class shares) to qualify for a reduced A Class sales charge.  A shareholder may take into account the current value of his existing holdings in A, B or C Class shares of any American Century Advisor Fund to determine his A Class sales charge.  A Letter of Intent allows the shareholder to combine all non-money market fund purchases of all A, B and
C Class shares he intends to make over a 13-month period to determine the applicable sales charge. Such purchases will be valued at their historical cost for this purpose. Upon request, purchases made during the previous 90 days may be included; however, capital appreciation, capital gains and reinvested dividends do not apply toward these combined purchases. A portion of the shareholder's account will be held in escrow to cover additional A
Class sales charges that will be due if the total investments over the 13-month period do not qualify for the applicable sales charge reduction.

The sales charge on A Class shares may be waived for:
* Purchases by registered representatives and other employees of certain financial intermediaries (and their immediate family members) having selling agreements with the advisor or distributor
* Wrap accounts maintained for clients of certain financial intermediaries who have entered into selling agreements with American Century
* Present or former officers, directors and employees (and their families) of American Century
* Qualified retirement plan purchases
* IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan
* Certain other investors as deemed appropriate by American Century

B Class shares are sold at their net asset value without an initial sales charge. For sales of B Class shares, the amount paid to each shareholder's financial professional is 4.00% of the amount invested. If a shareholder redeems his shares within six years of purchase date, he will pay a contingent deferred sales charge (CDSC) as set forth below. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to the shareholder's financial professional. There is no CDSC on shares acquired through reinvestment of dividends or capital gains.  B Class shares (which carry a 1.00% 12b-1 fee) will automatically convert to A Class shares (which carry a 0.25% 12b-1 fee) in the month of the eight-year anniversary of the purchase date.

C Class shares are sold at their net asset value without an initial sales charge. For sales of C Class shares, the amount paid to the shareholder's financial professional is 1.00% of the amount invested. If a shareholder redeems his shares within 12 months of purchase, he will pay a CDSC of 1.00% of the original purchase price or the current market value at redemption, whichever is less. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to the shareholder's financial professional.
The CDSC will not be charged on shares acquired through reinvestment of dividends or distributions or increases in the net asset value of shares.  To minimize the amount of the CDSC paid when shares are redeemed, the fund will first redeem shares acquired through reinvested dividends and capital gain distributions, which are not subject to a CDSC. Shares that have been in a shareholder's account long enough that they are not subject to a
CDSC are redeemed next. For any remaining redemption amount, shares will be sold in the order they were purchased
(earliest to latest).

Any applicable CDSC may be waived in the following cases:
* redemptions through systematic withdrawal plans not exceeding annually:
* 12% of the lesser of the original purchase cost or current market value for A Class shares
* 12% of the original purchase cost for B Class shares
* 12% of the lesser of the original purchase cost or current market value for C Class shares
* distributions from IRAs due to attainment of age 59-1/2 for A Class shares and for C Class shares
* required minimum distributions from retirement accounts upon reaching age 70-1/2
* tax-free returns of excess contributions to IRAs
* redemptions due to death or post-purchase disability
* exchanges, unless the shares acquired by exchange are redeemed within the original CDSC period
* IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan, for A Class shares only
* if no broker was compensated for the sale

Within 90 days of a redemption of any A or B Class shares, a shareholder may reinvest all of the redemption proceeds in A Class shares of any American Century Advisor Fund at the then-current net asset value without paying an initial sales charge.  Any CDSC  paid on an A Class redemption that a shareholder is reinvesting will be credited to his account. A shareholder or his financial professional must notify the fund's transfer agent in writing at the time of the reinvestment to take advantage of this privilege, and it may used only once.

A shareholder may exchange shares of the fund for shares of the same class of another American Century Advisor
Fund without a sales charge if the following criteria is met:
* The exchange is for a minimum of $100
* For an exchange that opens a new account, the amount of the exchange must meet or exceed the minimum account size requirement for the fund receiving the exchange

For purposes of computing any applicable CDSC on shares that have been exchanged, the holding period will begin as of the date of purchase of the original fund owned. Exchanges from a money market fund are subject to a sales charge on the fund being purchased, unless the money market fund shares were acquired by exchange from a fund with a sales charge or by reinvestment of dividends or capital gains distributions.

A shareholder may exchange C Class shares of a fund for C Class shares of any other American Century fund. A shareholder may not exchange from the C Class to any other class.  American Century will not charge a Contingent
Deferred Sales Charge (CDSC) on the shares exchanged, regardless of the length of time owned. When a shareholder redeems shares that have been exchanged, the CDSC will be based on the date the shareholder purchased the original shares.

If, during any 90-day period, a shareholder redeems fund shares worth more than $250,000 (or 1% of the value of a fund's assets if that amount is less than $250,000), American Century reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The portfolio managers would select these securities from the fund's portfolio.

American Century will value these securities in the same manner as computing the fund's net asset value. American
Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, the shareholder may have to pay brokerage or other transaction costs to convert the securities to cash.

If a shareholder's redemption would exceed this limit, and in order to avoid being paid in securities, the shareholder must provide an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on a fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and give him 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the address of record.  A shareholder may incur tax liability as a result of the redemption. American
Century reserves the right to convert Institutional Class shares to Investor Class shares of the same fund. The
Investor Class shares have a unified management fee that is 0.20% higher than the Institutional Class. A, B, and
C Class shares redeemed in this manner may be subject to a sales charge if held less than the applicable time period. The shareholder also may incur tax liability as a result of the redemption.

A signature guarantee - which is different from a notarized signature - is a warranty that the signature presented is genuine. American Century may require a signature guarantee for the following transactions.
* A shareholder has chosen to conduct business in writing only and would like to redeem over $100,000.
* A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners.
* A shareholder's redemption proceeds or distribution amount is sent by EFT (ACH or wire) to a destination other than your personal bank account.
* A shareholder is  transferring ownership of an account over $100,000.
* A shareholder changes his address and requests a redemption over $100,000 within 15 days.
* A shareholder changes his bank information and requests a redemption within 15 days.
American Century reserves the right to require a signature guarantee for other transactions, at its discretion.

Investment instructions are irrevocable. That means that once a shareholder has mailed or otherwise transmitted his investment instruction, it cannot be modified or cancelled. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange).
Additionally, American Century may refuse a purchase if American Century deems it is of a size that would disrupt the management of a fund.

A shareholder's ability to purchase, exchange, redeem and transfer shares will be affected by the policies of the financial intermediary through which he does business.
Some policy differences may include
* minimum investment requirements
* exchange policies
* fund choices
* cutoff time for investments
* trading restrictions

In addition, a financial intermediary may charge a transaction fee for the purchase or sale of fund shares. Those charges are retained by the financial intermediary and are not shared with American Century or the fund.

The fund has authorized certain financial intermediaries to accept orders on the fund's behalf. American Century has selling agreements with these financial intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the financial intermediary on the fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to American Century and paid for in accordance with the selling agreement, they will be priced at the net asset value next determined after the shareholder's request is received by the financial intermediary.

American Century reserves the right to change any stated investment requirement, including those that relate to purchases, exchanges and redemptions. American Century  also may alter, add or discontinue any service or privilege. Changes may affect all investors or only those in certain classes or groups. In addition, from time to time American Century may waive a policy on a case-by-case basis, as the advisor deems appropriate.